EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Gentle Dental Service Corporation on Form S-8 of our report dated February 14, 1995 relating to the financial statements of Gentle Dental Service Corporation, which appears on page F-3 of the Prospectus included in Gentle Dental Service Corporation's Registration Statement on Form SB-2 (File No. 333-13529).




MOSS ADAMS LLP
April 14, 1997